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                                                                    EXHIBIT 15.1

To the Directors and Shareholders of Morgan Stanley Dean Witter & Co.:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Morgan Stanley Dean Witter & Co. and subsidiaries as of February 28, 1999 and for the three month periods ended February 28, 1999 and 1998, as indicated in our report dated April 14, 1999; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report, which is included in your Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, is incorporated by reference in the following Registration Statements:

     Filed on Form S-3:
        Registration Statement No. 33-57202
        Registration Statement No. 33-60734
        Registration Statement No. 33-89748
        Registration Statement No. 33-92172
        Registration Statement No. 333-07947
        Registration Statement No. 333-22409
        Registration Statement No. 333-27881
        Registration Statement No. 333-27893
        Registration Statement No. 333-27919
        Registration Statement No. 333-46403
        Registration Statement No. 333-46935
        Registration Statement No. 333-75289
        Registration Statement No. 333-76111

     Filed on Form S-4:
        Registration Statement No. 333-25003

     Filed on Form S-8:
        Registration Statement No. 33-62374
        Registration Statement No. 33-63024
        Registration Statement No. 33-63026
        Registration Statement No. 33-78038
        Registration Statement No. 33-79516
        Registration Statement No. 33-82240
        Registration Statement No. 33-82242
        Registration Statement No. 33-82244
        Registration Statement No. 333-04212
        Registration Statement No. 333-28141
        Registration Statement No. 333-25003
        Registration Statement No. 333-28263
        Registration Statement No. 333-62869



We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



DELOITTE & TOUCHE LLP

New York, New York
April 14, 1999